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Exhibit 3.38

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

* * * * *

        1.     The name of the corporation is: WFI Network Management Services Corp.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock that the corporation shall have authority to issue is 1000 shares at no par value. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof shall be determined by resolution of the Board of Directors of the Corporation.

        5.     The name and mailing address of the incorporator is as follows:

NAME	Sherri A. Jackson
MAILING ADDRESS	Wireless Facilities, Inc.
1849 Michael Faraday Drive, Suite 200
Reston, Virginia 20190

        6.     The name and mailing address of each person who is to serve as a director until their successors are elected and qualified, is as follows:

NAME	Dr. Massih Tayebi
MAILING ADDRESS	Wireless Facilities, Inc.
9805 Scranton Road, Suite 100
San Diego, California 92121
NAME	Thomas A. Munro
MAILING ADDRESS	Wireless Facilities, Inc.
9805 Scranton Road, Suite 100
San Diego, California 92121
NAME	Scott Fox
MAILING ADDRESS	Wireless Facilities, Inc.
9805 Scranton Road, Suite 100
San Diego, California 92121

        7.     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of March, 2000.

/s/ Sherri A. Jackson Sherri A. Jackson Incorporator

2

 STATE of DELAWARE
CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION

        First:    That at a meeting of the Board of Directors of WFI Network Management Services Corp., a Delaware corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows: "The name of the Corporation is SecurePlanet, Inc."

        Second:    That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        Third:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        Fourth:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Frankie Farjood Frankie Farjood
DATE:	1/23/03

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
SECUREPLANET, INC.

        The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST:    That at a meeting of the Board of Directors of SecurePlanet, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

        NOW, THEREFORE, BE IT RESOLVED, that Article I of the Corporation's Certificate of Incorporation be, and it hereby is, amended in its entirety to read as follows:

          1.     The name of the corporation is Kratos Commercial Solutions, Inc.

        SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of October, 2007.

By:	/s/ James R. Edwards
Title:	Secretary
Name:	James R. Edwards

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  Exhibit 3.38
STATE OF DELAWARE CERTIFICATE OF INCORPORATION A STOCK CORPORATION
STATE of DELAWARE CERTIFICATE of AMENDMENT of CERTIFICATE of INCORPORATION